Exhibit 21.1

Subsidiaries of Keurig Dr Pepper Inc.
As of December 31, 2019

Name of Subsidiary		Jurisdiction of Formation
1	234DP Aviation, LLC	Delaware
2	A&W Concentrate Company	Delaware
3	All Sport, LLC	Delaware
4	All Sport Distributing, Inc.	Delaware
5	Bai Brands LLC	New Jersey
6	Beverages Delaware Inc.	Delaware
7	Big Red, LLC	Texas
8	BR HyDrive, LLC	Texas
9	Core Nutrition, LLC	Delaware
10	DP Beverages Inc.	Delaware
11	DPS Americas Beverages, LLC	Delaware
12	DPS Beverages, Inc.	Delaware
13	DPS Holdings Inc.	Delaware
14	Dr Pepper/Seven Up Beverage Sales Company	Texas
15	Dr Pepper/Seven Up Manufacturing Company	Delaware
16	Dr Pepper/Seven Up, Inc.	Delaware
17	G Pure, Inc.	Texas
18	KDP Procurement LLC	Delaware
19	Keurig Corporation Inc.	Delaware
20	Keurig Dr Pepper Employee Relief Fund	Texas
21	Keurig Green Mountain, Inc.	Delaware
22	Keurig Manufacturing Inc.	Delaware
23	Maple Parent Holdings Corp.	Delaware
24	Mott's Delaware LLC	Delaware
25	Mott's LLP	Delaware
26	Nantucket Allserve, LLC	Delaware
27	New Perfection Beverage Company, Inc.	Texas
28	North American Beverages, LLC	Texas
29	Snapple Beverage Corp.	Delaware
30	Splash Transport, Inc.	Delaware
31	The American Bottling Company	Delaware
32	Thomas Kemper Acquisition Co. Inc.	Texas
33	Xyience Beverage Company, LLC	Texas
34	Xyience Contracts Company, LLC	Texas
35	Xyience Supplements Company, LLC	Texas
36	Canada Dry Mott's Inc.	Canada
37	Keurig Canada Inc.	Canada
38	Van Houtte Coffee Services Inc.	Canada
39	Alder Clover Limited	Ireland
40	Basswood Clover Limited	Ireland
41	Cedar Clover Limited	Ireland
42	Alder Basswood Clover LP	Ireland
43	Keurig International Sàrl	Luxembourg
44	Bebidas Americas Investments B.V.	Netherlands
45	Keurig Switzerland GmbH	Switzerland
46	Keurig Trading Sàrl	Switzerland
47	Big Red Mexico S de RL	Mexico

Exhibit 21.1

Subsidiaries of Keurig Dr Pepper Inc.
As of December 31, 2019

48	Comercializadora de Bebidas, SA de CV	Mexico
49	Keurig Mexico S de RL de CV	Mexico
50	Peñafiel Aguas Minerales SA de CV	Mexico
51	Peñafiel Bebidas SA de CV	Mexico
52	Peñafiel Servicios Comerciales, S.A. de C.V.	Mexico
53	Peñafiel Servicios S.A. de C.V.	Mexico
54	Manantiales Penafiel, S.A. de C.V.	Mexico
55	Snapple Beverage de Mexico, S.A. de C.V.	Mexico
56	Green Mountain Electrical Appliances Technical Consulting (Shenzhen) Company Limited	China
57	Green Mountain Hong Kong Limited	Hong Kong
58	Keurig Malaysia Sdn. Bhd.	Malaysia
59	Keurig Singapore Pte. Ltd.	Singapore
60	Snapple Beverage Corporation Singapore Pte. Ltd.	Singapore